Exhibit 23.8

TBPE REGISTERED ENGINEERING FIRM F-1580
633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

CONSENT OF RYDER SCOTT COMPANY, L.P.

As independent petroleum engineers, we hereby consent to the references to our firm in the Registration Statement on Form S-4 of Diamondback Energy, Inc. and any amendments thereto (the “Registration Statement”) and to the incorporation by reference in the Registration Statement of our appraisal reports relating to the proved gas and oil reserves of QEP Energy Company in the Annual Report on Form 10-K of QEP Resources, Inc. as of the years ended December 31, 2015, 2016, 2017, 2018 and 2019. We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.

Denver, Colorado

January 15, 2021

1100 LOUISIANA, SUITE 4600	HOUSTON, TEXAS 77002-5294	TEL (713) 651-9191	FAX (713) 651-0849

SUITE 800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799	FAX (403) 262-2790